UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 6, 2015, PDL BioPharma, Inc. (the Company) issued a press release relating to its royalty rights in Glumetza® (metformin HCL extended-release tablets). The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements Concerning Forward-Looking Statements

This filing, the press release and the Company’s statements herein and in the attached press release contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding forecasted revenues or expectation of payments in respect of acquired assets (including royalties), the exercising of its rights with respect to investments or financial or operational performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this filing and in the attached press release should be evaluated together with the many uncertainties that affect the business of PDL and its markets, particularly those discussed in the risk factors and cautionary statements contained in the Company's annual report filed with the SEC on February 23, 2015, as well as subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and PDL assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: November 6, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release